UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2007

To our Stockholders:

The Annual Meeting of Stockholders of Tuesday Morning Corporation will be held at our corporate headquarters, 6250 LBJ Freeway, Dallas, Texas 75240, on Wednesday, May 16, 2007 at 10:00 a.m., local time. At the meeting, stockholders will be asked to vote on the following matters:

(a)           Election of six directors;

(b)          Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm until the next annual meeting of stockholders; and

(c)           Any other business that may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 20, 2007 are entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof. We have enclosed a copy of our 2006 Annual Report to Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please vote the enclosed proxy.

By Order of the Board of Directors

Elizabeth A. Schroeder
Secretary
Dallas, Texas
April 12, 2007

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 16, 2007
10:00 a.m. CST

This Proxy Statement is furnished to stockholders of Tuesday Morning Corporation, a Delaware corporation (the “Company” or “Tuesday Morning”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 16, 2007, at 10:00 a.m., local time, at our corporate headquarters located at 6250 LBJ Freeway, Dallas, Texas 75240, and at any and all adjournments or postponements thereof. At the Annual Meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting.

The proxy materials relating to the Annual Meeting are first being mailed to our stockholders entitled to vote at the meeting on or about April 12, 2007.

ABOUT THE MEETING

Record Date

The record date for the Annual Meeting is March 20, 2006 (the “Record Date”). Only holders of record of our common stock, $0.01 par value per share (“Common Stock”), at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

Voting Stock

The only class of stock entitled to be voted at the meeting is our Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 41,432,159 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock entitled to vote must be represented at the meeting, either in person or by properly executed proxy. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be represented at the meeting.

Voting

You can vote on matters to come before the meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope or by written ballot at the meeting. If you hold your shares in “street name” through a broker, you may be able to also vote using the Internet or telephone. Please see your proxy card for specific instructions on the various methods of voting.

Changing Your Vote

If your shares are held in your name, you may revoke your proxy at any time before it is exercised by:

•       filing with the Secretary a notice of revocation;

•       sending in another duly executed proxy bearing a later date; or

•       attending the meeting and casting your vote in person.

If your shares are held in “street name” through a broker, you must contact your broker to revoke your proxy. In either case, your last vote will be the vote that is counted.

Voting by Street Name Holders

If you own shares in “street name” through a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”). You should therefore provide your broker with instructions on how to vote your shares.

Required Vote

Election of Directors—The six nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The withholding of authority by a stockholder, including broker non-votes, will have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

Ratification of Selection of Independent Registered Public Accounting Firm—Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the next annual audit, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. An abstention will have the same legal effect as a vote against the ratification of Ernst & Young, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the Proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the next annual audit.

Default Voting

Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a stockholder properly executes and returns the accompanying proxy, but does not indicate any voting instructions, such stockholder’s shares will be voted as follows:

(i)                   FOR the re-election of each nominee listed below;

(ii)               FOR the ratification of the selection of independent registered public accounting firm; and

(iii)           at the discretion of the individuals named in the proxy card on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

We are not currently aware of any other matters to be presented at the Annual Meeting.

Attending the Annual Meeting

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, you will need to bring a copy of your proxy card or a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote for each of the nominated members of our Board of Directors. The Board of Directors has nominated Benjamin D. Chereskin, Kathleen Mason, William J. Hunckler, III, Robin P. Selati, Henry F. Frigon and Bruce A. Quinnell for re-election as directors of the Company. The six nominees are currently serving as our directors, and if they are reelected, the nominees will continue to serve until their terms expire at the next Annual Meeting of Stockholders, or until his or her earlier death, resignation or removal. Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors may designate a substitute nominee or reduce the number of directors accordingly. The persons named in the accompanying proxy card will vote for any substitute nominee designated by the Board. Each of the nominees has indicated their willingness to serve the full term.

The Board of Directors recommends that you vote FOR the election of each of the foregoing nominees.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

On February 23, 2007, the Audit Committee of the Board of Directors selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the next annual audit. The Audit Committee has the responsibility for selecting the Company’s independent registered public accounting firm, and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company’s independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee of the Board of Directors will consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. The Audit Committee may terminate the engagement of Ernst & Young as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Audit Committee deems termination necessary or appropriate. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm for the next annual audit.

DIRECTORS

Composition of the Board

The full Board consists of six Directors. Each Director will continue to serve until their terms expire at the next Annual Meeting of Stockholders, or until his or her earlier death, resignation or removal.

Biographical Information

The following is biographical information about each of the Directors:

Mr. Chereskin, age 48, has served as a director of Tuesday Morning since December 1997. In June 2000, he was appointed Chairman of the Board following the death of Jerry Smith, our former President, CEO and Chairman. Mr. Chereskin is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm, which he co-founded in 1993. Prior to 1993, Mr. Chereskin was with First Chicago Venture Capital, a private equity investment firm, for nine years. Mr. Chereskin currently serves on the board of directors of Cinemark, Inc.

Ms. Mason, age 57, was appointed President and Chief Executive Officer and elected to the Board of Directors in July 2000. During 1999, Ms. Mason served as President of Filene’s Basement, a department store chain. From 1997 to 1999, she was the President of Homegoods, an off-price home fashion store and a subsidiary of TJX Companies, and from 1987 to 1996, she was the Chairman and Chief Executive Officer of Cherry & Webb, a women’s specialty store. Ms. Mason is also on the board of directors of Office Depot, Inc., The Men’s Wearhouse, Inc., Hot Topic, Inc. and Genesco, Inc. On January 30, 2007, Hot Topic, Inc. announced that Ms. Mason had informed the company of her decision not to stand for re-election to the board. She will remain on the Hot Topic, Inc. board until their annual meeting in June 2007. On February 14, 2007, The Men’s Wearhouse, Inc. announced that Ms. Mason had informed the company of her decision not to stand for re-election to the board. She will remain on The Men’s Wearhouse, Inc. board until their 2007 annual meeting.

Mr. Hunckler, age 53, has served as a director of Tuesday Morning since December 1997. Mr. Hunckler has been a private investor since January 2004. Mr. Hunckler was a co-founder in 1993 of Madison Dearborn Partners, LLC, a private equity investment firm, and served as a Managing Director until December 2003. Prior to 1993, Mr. Hunckler was with First Chicago Venture Capital, a private equity investment firm, for 13 years. Mr. Hunckler serves as a Trustee of the University of Chicago Medical Center.

Mr. Selati, age 41, has served as a director of Tuesday Morning since December 1997. Mr. Selati is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm, and has been with the firm since 1993. His prior experience was with Alex Brown & Sons Incorporated, an investment bank, as a Financial Analyst in the consumer/retailing investment banking group. Mr. Selati currently serves on the board of directors of Carrols Restaurant Group, Inc., Cinemark, Inc., Pierre Holding Corp., Ruth’s Chris Steak House, Inc. and The Yankee Candle Company, Inc.

Mr. Frigon, age 72, has served as a director of Tuesday Morning since December 1999. He has been a private investor and business consultant since retiring from Hallmark, Inc., a specialty retailer, in December 1994, where he served as Executive Vice President and Chief Financial Officer. Prior to joining Hallmark, Mr. Frigon served as President and Chief Executive Officer of BATUS, Inc. a retail holding company. Mr. Frigon currently serves on the board of directors of H&R Block and Packaging Corporation of America.

Mr. Quinnell, age 58, has served as a director of Tuesday Morning since December 2006. He has been a business consultant since leaving Borders Group, Inc. where he served as Vice Chairman from April 1999 to February 2002 and President and Chief Operating Officer from January 1997 to April 1999. Prior to that time, he served as President and Chief Operating Officer of Walden Book Company, Executive Vice President and Chief Administrative Officer of Pace Membership Warehouse, and Vice President and Chief Financial Officer of Dollar General Corporation. Mr. Quinnell serves as the Chairman of the Board of Hot Topic, Inc. and of Zoom Systems, Inc. and serves as a member of the board of directors of Reading is Fundamental and Cyber Medical Services (dba TelaDoc).

Number of Directors and Arrangements

Pursuant to our by-laws, the number of directors on our Board may be set by the Board of Directors from time to time. The number of directors is currently set at six.  Pursuant to Ms. Mason’s employment agreement described later in this document, Ms. Mason will serve as a director until the earlier of her resignation, death or disability as defined (including any waiting or qualifying period) in the long-term disability insurance maintained by the Company for Ms. Mason or until the Board of Directors terminates Ms. Mason’s employment. Messrs. Chereskin, Hunckler and Selati were appointed to our Board in connection with the recapitalization of Tuesday Morning in December 1997 in which Madison Dearborn, certain members of our management at the time and other unaffiliated investors acquired all of our outstanding capital stock.

CORPORATE GOVERNANCE

Director Nomination

The function of nominating directors is carried out by the entire Board and, therefore, we do not maintain a standing nominating committee or other committee performing similar functions and there is not a charter governing this process. Based on the small size of the Board, the Board believes it is beneficial to have all members involved in evaluating potential candidates and recommending nominees. Each member of the Board participates in the process.

In identifying new nominees for director, the Board will take into account the following attributes and qualifications when evaluating nominees for director:  (1) relevant knowledge and diversity of background and experience; (2) personal and professional ethics, integrity and professionalism; (3) accomplishments in their respective fields; (4) the skills and expertise to make a significant contribution to the Board, Company and its Stockholders; and (5) have one or more of the following specific qualities: financial expertise, general knowledge of the retail industry, and CEO, CFO or other senior management experience. In addition, no person may be considered as a candidate for nomination as a director of the Company if (1) during the last five years, that person, or any of his or her affiliates, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or is currently under investigation for same, and (2) during the last five years, that person, or any of his or her affiliates,  was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which that person, or any of his or her affiliates, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws on finding any violation with respect to such laws, or is currently under investigation for same. In addition, the Board will review each incumbent director annually as to whether each member should stand for re-election. The Board may conduct all necessary and appropriate inquiries into the backgrounds and qualifications of potential candidates. There are no specific, minimum qualities a candidate must have to be nominated by the Board.

The process for evaluating candidates is the same regardless of the source of the recommendation. The Board will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. In addition to those candidates identified through its own internal processes, the Board will evaluate a candidate proposed by any single stockholder or group of stockholders that has beneficially owned more than 5% of the Company’s Common Stock for at least one year (and will hold the required number of shares through the annual meeting of stockholders) (a “Qualified Stockholder”). In order to be considered by the Board for evaluation for an upcoming annual meeting of stockholders, a notice from a Qualified Stockholder regarding a potential candidate must be sent to the Company’s Secretary at the Company’s headquarters by the date specified in the “Stockholders’ Proposals” section of this proxy statement for nomination of directors. The notice should contain the candidate’s name, contact information, biographical data and qualifications and a written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director. The notice should also disclose the Qualified Stockholder’s name and beneficial share ownership as of the date of recommendation and as of the end of the immediately preceding two calendar year ends. All candidates (whether identified internally or by a Qualified Stockholder) who, after evaluation, are then approved by the Board will be included as the Board’s recommended slate of director nominees in the Company’s proxy statement.

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder sends a notice to the Company’s Secretary at the Company’s headquarters by the date specified in the “Stockholders’ Proposals” section of this proxy statement for nomination of directors. The procedures described in the prior paragraph are meant to establish an additional means by which certain stockholders can have access to the Company’s process for identifying and evaluating Board candidates and is not meant to replace or limit stockholders’ general nomination rights in any way.

At its discretion, the Board may engage a consultant or a search firm to assist in identifying potential candidates. To date, the Board has not hired any consultants or search firms to identify potential director candidates, and therefore has not paid any fees in that regard.

Director Independence

The Nasdaq Stock Market, Inc. listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. Based on the independence standards prescribed by The Nasdaq Stock Market, Inc., our Board has affirmatively determined that all directors, other than Ms. Mason, are independent. In addition, as prescribed by the Nasdaq Marketplace Rules, the independent directors have regularly scheduled meetings without management present.

Communication with the Board of Directors

Stockholders and other interested parties may communicate with one or more members of the Board in writing by regular mail. The following address may be used by those who wish to send such communications:

Board of Directors
c/o Secretary,
Tuesday Morning Corporation
6250 LBJ Freeway
Dallas, Texas, 75240.

Such communication should be clearly marked “Stockholder—Board Communication.”  The communication must indicate whether it is meant to be distributed to the entire Board or to specific members of the Board, and must state the number of shares beneficially owned by the stockholder making the communication. The Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Code of Ethics for Senior Financial Officers

We have adopted a “Code of Ethics for Senior Financial Officers” that establishes the ethical standards to be followed by the person serving as our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. There were no waivers to the Code of Ethics for Senior Financial Officers during 2006. The Code of Ethics for Senior Financial Officers is available on the Company’s website at www.tuesdaymorning.com by first clicking on “Investor Relations” and then “Corporate Governance.”

Code of Conduct

We have also adopted a “Code of Conduct” that establishes the business conduct to be followed by all of our officers, employees and members of our Board of Directors and embodies the Company’s principles and practices relating to the ethical conduct of the Company’s business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business. Amendments to the Code of Conduct will be posted to our website within four business days of approval by the Board of Directors. Any waiver of the Code of Conduct policy requires approval by the Board of Directors. There were no waivers to the Code of Conduct during 2006. The Code of Conduct is available on the Company’s website at www.tuesdaymorning.com by first clicking on “Investor Relations” and then “Corporate Governance.”

MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, Committee and stockholder’s meetings. During the year ended December 31, 2006, the Board of Directors held five meetings and all Directors, with the exception of Mr. Frigon, attended 75% or more of the meetings, including meetings of committees on which they served.  The Board of Directors has an Audit Committee and a Compensation Committee. Directors are encouraged to attend the annual meeting of stockholders. Five of our six Directors attended last year’s annual stockholders meeting.

Committees of the Board

The Board has two standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee and the Compensation Committee. In accordance with The Nasdaq Stock Market, Inc. listing standards, all the committees are comprised solely of non-employee, independent Directors. Charters for each committee are available on the Company’s website at www.tuesdaymorning.com by first clicking on “Investor Relations” and then “Corporate Governance.”  The charter of each committee is also available in print to any stockholder who requests a copy. The table below shows current membership for each of the standing Board committees.

Audit Committee	Compensation Committee
Bruce A. Quinnell*(1)	Benjamin D. Chereskin*
William J. Hunckler	William J. Hunckler
Henry F. Frigon	Bruce A. Quinnell(1)

*                    Committee Chairman

(1)          Bruce A. Quinnell joined the Board effective December 14, 2006 and replaced Giles Bateman as Director, Chairman of the Audit Committee and member of the Compensation Committee. Mr. Bateman resigned from the Board effective December 8, 2006.

Audit Committee

The Audit Committee has three members and met eight times during 2006 and each committee member, except Mr. Frigon, attended 75% or more of the meetings. The committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to The Nasdaq Stock Market, Inc. rules. The Board has determined that all the members of the Audit Committee are financially literate and meet the experience requirements pursuant to The Nasdaq Stock Market, Inc. rules.

The committee is currently comprised of Bruce A. Quinnell, Chairman, Henry F. Frigon and William J. Hunckler, III. Mr. Quinnell assumed the position of Audit Committee Chairman upon his joining the Board of Directors on December 14, 2006 to fill the position made available by the resignation of Giles H. Bateman on December 8, 2006. The Board of Directors has determined that Mr. Quinnell qualifies as an “audit committee financial expert” as defined by the SEC and has designated Mr. Quinnell as the Company’s audit committee financial expert. The Board has adopted a charter for the Audit Committee that is available on the Company’s website at www.tuesdaymorning.com by first clicking on “Investor Relations” and then “Corporate Governance.”  The charter is also available in print to any stockholder who requests a copy.

The Audit Committee’s responsibilities, discussed in detail in the charter include the duty and responsibility to:

•       establish policies and procedures for reviewing and approving the appointment, compensation and termination of the independent registered public accounting firm;

•       hold meetings periodically with our independent registered public accounting firm and internal auditors, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

•       review with the independent registered public accounting firm and financial management of the Company and approve the scope of the audit;

•       pre-approve all audit and permissible non-audit fees;

•       review consolidated financial statements and disclosures;

•       review with management and the registered independent public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

•       perform other functions or duties deemed appropriate by the Board.

Compensation Committee

The Compensation Committee has three members and met two times during 2006. The Compensation Committee is comprised solely of non-employee Directors all of whom the Board has determined are independent pursuant to The Nasdaq Stock Market, Inc. rules. The Board adopted a charter for the Compensation Committee, which is available on the Company’s website at www.tuesdaymorning.com by first clicking on “Investor Relations” and then “Corporate Governance”.  The charter is also available in print to any stockholder who requests a copy.

The Compensation Committee’s current members are Benjamin D. Chereskin, Chairman, William J. Hunckler, III and Bruce A. Quinnell. Bruce A. Quinnell replaced Giles H. Bateman as a member of the Compensation Committee on December 14, 2006 to fill the position made available by the resignation of Mr. Bateman on December 8, 2006.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•       establish the compensation of the Chief Executive Officer;

•       review and approve the Chief Executive Officer’s recommendations for the compensation of certain other executive officers;

•       administer the Company’s equity incentive plans, including the review and grant of stock options and other equity incentive grants to employees; and

•       perform other functions or duties deemed appropriate by the Board.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company’s Chief Executive Officer and Chief Financial Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Chief Financial Officer. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee Chairman reports the committee’s recommendations on executive compensation to the Board. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee has not engaged any outside advisors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers served as a member of the compensation or similar committee or as a member of the Board of Directors of any other entity of which an executive officer served on the Compensation Committee or Board of Directors of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this section, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the senior management officers is fair, reasonable and competitive. The Committee is empowered to review and to recommend to the full Board of Directors, the annual compensation, long-term incentive compensation and compensation procedures for the Chief Executive Officer. The Committee also reviews and approves the Chief Executive Officer’s recommendations for annual compensation, long-term incentive compensation and compensation procedures for other named executive officers.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2006, as well as other individuals included in the Summary Compensation Table on Page 15, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

Our compensation program is designed to align the financial interests of management with those of our stockholders. The executive compensation philosophy seeks to integrate executive pay with the long-term strategic objectives of the Company, recognize individual initiative and achievements, and assist in attracting, motivating and retaining high-performing executives. The Company’s success and ability to properly manage its growth and improve shareholder returns depend, to a significant extent, both upon the performance of its current senior management team and its ability to attract, hire, motivate and retain additional qualified management personnel in the future. In addition, the performance of our management, in light of macro economic and specific company, industry and competitive conditions, is taken into consideration when determining overall compensation. It is further recognized that the inability to recruit and retain such personnel, or the loss of critical management, could have an adverse impact on the Company.

Role of Executive Officers in Compensation Decisions

The Chief Executive Officer makes compensation recommendations to the Committee with respect to the executive officers who report to her. Such executive officers are not present at the time of these deliberations. The Committee may accept or reject such recommendations. The Committee makes the determination of the Chief Executive Officer’s compensation based on their evaluation of the performance of the Chief Executive Officer in light of the overall corporate goals and objectives. The Committee does not delegate any of its functions to others in setting compensation. The Committee does not currently engage any consultant related to executive and/or director compensation matters.

The Chief Executive Officer and the Chief Financial Officer work with the Committee Chairman in establishing the agenda for Committee meetings. Management also prepares meeting information for each Committee meeting.

Setting Executive Compensation

Our compensation program is structured to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. The program is also designed to create long-term incentives for executives that will align the interests of the Company with that of its stockholder base and will create long-term growth in shareholder value. The Company utilizes independent compensation surveys such as the Mercer Multi-Unit Retail Salary Survey and the Mercer Benchmark Database Survey to assist in the evaluation and setting of executive compensation. In addition, we use publicly available compensation information from other specialty retail and similarly sized companies.

Our compensation program is not based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option incentive programs. The Committee has the authority to award compensation absent attainment of the relevant performance goals or to reduce or increase the size of any award or payout.

2006 Executive Compensation Components

For the year ended December 31, 2006, the principal components of compensation for the named executive officers were:

•       Base salary;

•       Incentive cash bonus;

•       Equity-based compensation; and

•       Perquisites and other personal benefits.

Each component of compensation is mutually exclusive. The Committee believes that this four-part approach best serves the interest of the Company and its stockholders.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. In determining base salary, the Committee evaluates numerous factors including:

•       The Company’s financial performance related to the goals established by the management and the Board;

•       The individual contribution of each executive officer;

•       Competitive compensation practices within the specialty retail industry; and

•       General inflationary economic factors.

It is the Committee’s intention to set total executive cash compensation sufficiently high to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with our stockholders.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Committee’s assessment of the individual’s performance.

Incentive Cash Bonus

The Committee believes that incentive cash bonuses should be awarded to reward executives when the Company is performing well financially and to reward individual initiatives and achievements. Incentive cash compensation is determined by evaluating numerous factors including the Company’s financial performance and the individual initiative and achievements of each executive. Ms. Mason’s employment agreement provides that the Committee may designate from time to time an annual bonus of up to 50% of base salary. The amount of the bonus each year is based on the achievement of certain objectives, goals and other performance targets, as determined by the Committee and Ms. Mason, relative to the Company’s annual budget for such fiscal year. Incentive cash bonuses paid to other named executive officers are based on the financial performance of the Company and the recognition of individual initiatives and achievements. The percentage of base salary paid as incentive cash bonus is discretionary.

Equity-Based Compensation

The Committee believes that equity compensation is the most effective means of creating a long-term link between the compensation provided to named executive officers and other key management personnel with gains realized by the stockholders. Each of our named executive officers receives stock option grants under the Company’s stock option plan. The level of stock option grants is based primarily upon each executive’s relative position, responsibilities within the Company, the competitive environment in which we operate and the executive’s performance. The Company does not require its named executive officers or directors to maintain a minimum ownership interest in the Company.

The Committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives’ attention on managing the business from the perspective of owners with an equity stake in the Company. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as the stock price increases after the option is granted.

We have established a 1997 Long-Term Equity Incentive Plan (the “1997 Plan”) and a 2004 Long-Term Equity Incentive Plan (the “2004 Plan”) which allows our Board to grant stock options to Directors, officers and key employees performing services for us. The 1997 Plan and the 2004 Plan authorizes grants of options to purchase up to 4,800,000 and 2,000,000 shares, respectively, of authorized, but un-issued Common Stock.

The Committee and, through express consent of the Committee, Ms. Mason are authorized to grant stock options under the 1997 Plan and the 2004 Plan and those options are awarded at a fair market value equal to the average of the high and low trading prices of the Company’s Common Stock on the date of grant. The options typically vest daily over a period of four to five years and expire in 10 years. Vesting ceases upon termination of employment, death, disability or retirement. In the case of termination of employment, death or disability, vested options remain exercisable for 90 days after the event. Upon retirement, vested options remain exercisable for up to three years in certain cases. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

The 1997 Plan and the 2004 Plan allow for the issuance of restricted stock awards. The 1997 Plan does not limit the number of shares that can be issued as restricted stock awards while the 2004 Plan limits the number of shares that can be issued as restricted stock awards to 400,000.

Perquisites and Other Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. Certain executive officers receive certain other additional prerequisites that the Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The perquisites and other benefits are detailed in this Proxy Statement as footnote #2 to the Summary Compensation Table.

401(K) Profit Sharing Plan and Stock Purchase Plan

Our 401(k) profit sharing plan is for the benefit of our eligible employees after one year of service. Under the plan, eligible employees may request us to deduct and contribute from 1% to 75% of their salary to the plan. Subject to Internal Revenue Service Regulations, we match each participant’s contribution up to 4% of participant’s compensation. Beginning April 1, 2007, the 401(k) profit sharing plan will be open to full-time employees who have completed six months of service with the Company. The Company offers this benefit to remain competitive with other companies.

Our stock purchase program is available to our full time employees after completion of 90 days of continuous employment. Under the plan, eligible employees may request us to deduct from 1% to 10% of their salary and receive a 25% match of their contribution up to $2,500 annually in whole dollars. The Company offers this benefit to remain competitive with other companies.

Death Benefits

The death benefit plan is provided to all active full time employees of the Company. For executives, the benefit provides for a payment equal to two times an executive’s annual base salary, not to exceed $300,000. The Company offers this benefit to remain competitive with other companies.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To the extent readily determinable, and as one of the factors in considering compensation matters, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee’s control also affect the deductibility of compensation. Although the committee does design certain components of its executive compensation program to seek full deductibility, the committee believes that the interests of stockholders are best served by not restricting the committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its grants of stock options in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for filing with the SEC.

THE COMPENSATION COMMITTEE
Benjamin D. Chereskin, Chairman
William J. Hunckler, III
Bruce A. Quinnell

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the year ended December 31, 2006.

Name and Principal Position (a)	Year (b)	Salary($) (c)		Bonus($) (d)		Stock Awards($) (e)	Option Awards($) (f)(1)	Non-Equity Incentive Plan Compen- sation($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($) (h)	All Other Compen- sation($) (i)(2)(3)	Total($) (j)
Kathleen Mason	2006	$632,500		$0		—	$1,523,543	—	—	$27,778	$2,183,821
President and Chief
Executive Officer
Elizabeth Schroeder	2006	$125,160	(4)	$25,000	(5)	—	$53,320	—	—	$13	$203,492
Executive Vice President
Chief Financial Officer
Michael J. Marchetti	2006	$365,000		$0		—	$604,827	—	—	$3,492	$973,318
Executive Vice President
Chief Operating Officer
Melinda Page	2006	$201,250		$0		—	$147,212	—	—	$8,318	$356,780
Senior Vice President
General Merchandise Manager
Ross Manning	2006	$233,000		$0		—	$387,360	—	—	$4,136	$624,496
Senior Vice President
General Merchandise Manager
Loren Jensen(6)	2006	$114,548	(7)	$0		—	$188,947	—	—	$39,744	$343,239
Former Executive Vice President and Chief
Financial Officer
John F. Reeves(8)	2006	$145,000	(9)	$0		—	$57,574	—	—	$114,223	$316,797
Former Senior Vice President, General
Merchandise Manager

(1)             The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 7 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(2)             The amount shown in column (i) reflects, when applicable, the following:

	Matching Contributions (2-a)	Life Insurance (2-b)	Moving Reimburse- ment (2-c)	Post- Retirement Benefits (2-d)	Vacation Payout (2-e)	Miscel- laneous (2-f)	Total All Other Compensation
Kathleen Mason	$8,800	$1,290	$11,912	—	—	$5,776	$27,778
Elizabeth Schroeder	—	$13	—	—	—	—	$13
Michael J. Marchetti	$3,042	$450	—	—	—	—	$3,492
Melinda Page	$7,887	$431	—	—	—	—	$8,318
Ross Manning	—	$1,290	—	—	—	$2,846	$4,136
Loren Jensen	$6,823	$188	—	—	$29,962	$2,772	$39,744
John F. Reeves	—	$990	—	$82,060	$28,302	$2,871	$114,223

(2-a)        Matching contributions allocated by the Company to each of the named executive officers pursuant to the Company’s 401(k) Profit Sharing Plan and the Stock Purchase Plan (each of which is more fully described on page 14 under the heading “401(k) Profit Sharing Plan and Stock Purchase Plan”);

(2-b)       The value attributable to $250,000 of life insurance premiums provided pursuant to the Company’s health benefit program available to all eligible employees;

(2-c)        Reimbursement is pursuant to the terms provided in Ms. Mason’s employment contract;

(2-d)       In connection with Mr. Reeves’ retirement, he received semi-monthly payments totaling $72,500 representing three months’ salary and six months of health benefit plan COBRA payments;

(2-e)        Mr. Jensen received his accrued vacation upon his resignation on May 23, 2006 and Mr. Reeves received his accrued vacation upon his retirement on June 30, 2006; and

(2-f)         Miscellaneous includes the incremental cost associated with the personal use of Company vehicles or the cost benefit of an annual physical or the payment of club dues.

(3)             The cost benefit of an annual physical is included as compensation on the W-2 of named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount.

(4)             Ms. Schroeder joined the Company on July 18, 2006. Information presented in column (c) is from July 18, 2006 through December 31, 2006.

(5)             Ms. Schroeder received a $25,000 signing bonus on her first day of employment.

(6)             Mr. Jensen resigned from the Company on May 23, 2006. Mr. Jensen is being included on the Summary Compensation Table since he is the former Chief Financial Officer.

(7)             Mr. Jensen resigned from the Company on May 23, 2006. Information presented in column (c) of the Summary Compensation Table is from January 1, 2006 through May 23, 2006.

(8)             Mr. Reeves retired on June 30, 2006. If Mr. Reeves remained employed by the Company as of December 31, 2006, he would have been considered a named executive officer of the Company.

(9)             Mr. Reeves retired on June 30, 2006. Information presented in column (c) of the Summary Compensation Table reflects base salary earned from January 1, 2006 through June 30, 2006.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to the options granted to the named executive officers during the year ended December 31, 2006.

All
Other
								Stock	All
								Awards:	Other					Grant
								Number	Option					Date
		Estimated Future			Estimated Future			of	Awards:	Exercise		Closing		Fair
		Payouts Under			Payouts Under			Shares	Number	or		Market		Value
		Non-Equity Incentive			Equity Incentive			of	of	Base		Price		of
		Plan Awards			Plan Awards			Stock	Securities	Price of		on		Stock
		Thres-		Maxi-	Thres-		Maxi-	or	Underlying	Option		Grant		Option
	Grant	Hold	Target	Mum	Hold	Target	Mum	Units	Options	Awards		Date		Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)		($/Sh)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)		(m)(1)
Kathleen Mason	—	—	—	—	—	—	—	—	—	—		—		—
Elizabeth Schroeder	7/18/06	—	—	—	—	—	—	—	150,000	$12.35	(2)	$12.39	(2)	$586,515
Michael J. Marchetti	—	—	—	—	—	—	—	—	—	—		—		—
Melinda Page	4/25/06	—	—	—	—	—	—	—	51,000	$20.02	(3)	$20.03	(3)	$323,269
Ross Manning	—	—	—	—	—	—	—	—	—	—		—		—
Loren Jensen	—	—	—	—	—	—	—	—	—	—		—		—
John F. Reeves	—	—	—	—	—	—	—	—	—	—		—		—

(1)             Grant date fair value is computed in accordance with FAS 123R.

(2)             Upon her employment with the Company, Ms. Schroeder received options to purchase 150,000 shares of the Common Stock of the Company with a grant price equal to $12.35, which was the average of the high and low trading price of the Company’s Common Stock on The Nasdaq Stock Market, Inc. on the date of grant in accordance with the terms of the 2004 Plan.

(3)             Upon her promotion to SVP, General Merchandising Manager, Ms. Page received options to purchase 51,000 shares of the Common Stock of the Company with a grant price equal to $20.02, which was the average of the high and low trading price of the Company’s Common Stock on The Nasdaq Stock Market, Inc. on the date of grant in accordance with the terms of the 2004 Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table includes certain information with respect to the value of all unexercised options previously awarded to the named executive officers at December 31, 2006.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable (b)(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable (c)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(#) (g)	Market Value of Shares or Units of Stock That Have Not Vested($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($) (j)
Kathleen Mason	467,000	—	—	$10.00	07/25/2010	—	—	—	—
	423,357	76,643	—	$20.04	04/07/2013	—	—	—	—
Elizabeth Schroeder	—	150,000	—	$12.35	07/18/2016	—	—	—	—
Michael J. Marchetti	50,000	—	—	$8.31	02/05/2011	—	—	—	—
	43,767	1,233	—	$16.92	02/19/2012	—	—	—	—
	29,709	10,291	—	$20.01	04/14/2013	—	—	—	—
	23,685	26,315	—	$30.25	08/18/2014	—	—	—	—
	20,753	44,247	—	$30.61	05/27/2015	—	—	—	—
Melinda Page	2,621	—	—	$8.13	05/23/2010	—	—	—	—
	5,553	1,147	—	$18.00	07/01/2012	—	—	—	—
	12,140	7,860	—	$29.66	12/18/2013	—	—	—	—
	6,982	44,018	—	$20.02	04/25/2016	—	—	—	—
Ross Manning	51,245	48,755	—	$29.85	06/08/2014	—	—	—	—
Loren Jensen(2)	—	—	—	—	—	—	—	—	—
John F. Reeves(3)	—	—	—	—	—	—	—	—	—

(1)             The options vest daily over a five-year period with a ten year expiration term.

(2)             Mr. Jensen’s options expired without exercise on August 22, 2006.

(3)             Mr. Reeves’ options expired without exercise on October 1, 2006.

OPTION EXERCISES AND STOCK VESTED

None of the Company’s named executive officers exercised any stock options during the year ended December 31, 2006.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting($) (e)
Kathleen Mason	—	—	—	—
Elizabeth Schroeder	—	—	—	—
Michael J. Marchetti	—	—	—	—
Melinda Page	—	—	—	—
Ross Manning	—	—	—	—
Loren Jensen	—	—	—	—
John F. Reeves	—	—	—	—

PENSION BENEFITS

The Company does not have a pension plan.

NONQUALIFIED DEFERRED COMPENSATION

The Company does not have any nonqualified deferred compensation plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, retirement, involuntary not-for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•       Incentive cash bonus earned during the year;

•       Grants pursuant to the 1997 Plan and the 2004 Plan (calculated as the difference between the grant price of all outstanding in-the-money options and the closing price of Tuesday Morning as of December 29, 2006 ($15.55)); and

•       Unused vacation pay.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified above, any vested options the executive had at retirement date would continue to be exercisable for up to three years, not to exceed their stated expiration date.

Payments Made Upon Death

In the event of the death of a named executive officer, in addition to the benefits listed above under “Payments Made Upon Termination”, the named executive officer would receive payments under the Company’s life insurance plan, as appropriate.

Payments Made Upon Change of Control

Other than as noted below with regard to provisions agreed to with Ms. Mason and Ms. Schroeder, all executives would receive substantially similar benefits upon a change of control. In addition to all of the benefits listed under the heading “Payment Made Upon Termination”, if an executive’s employment is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability) then all stock options held by the executive would automatically vest and become exercisable.

Generally, a change of control is deemed to occur if:

•       If any person acquires 50% or more of the Company’s voting stock ; or

•       Upon the consummation of a merger of the Company other than (a) a merger which would result in the voting securities of the Company outstanding immediately prior to the merger continuing to represent more than 50% of the voting power of the securities of the Company outstanding immediately after such merger or (b) a merger by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

•       Upon the liquidation or sale of all or substantially all of the Company’s assets (other than a sale to an exempt person).

Kathleen Mason

Ms.  Mason, 57, was appointed President and Chief Executive Officer and elected to the Board of Directors in July 2000. During 1999, Ms. Mason served as President of Filene’s Basement, a department store chain. From 1997 to 1999, she was the President of Homegoods, an off-price home fashion store and a subsidiary of TJX Companies, and from 1987 to 1996, she was the Chairman and Chief Executive Officer of Cherry & Webb, a women’s specialty store. Ms. Mason is also on the board of directors of Office Depot, Inc., The Men’s Wearhouse, Inc., Hot Topic, Inc. and Genesco, Inc.. On January 30, 2007, Hot Topic, Inc. announced that Ms. Mason had informed the company of her decision not to stand for re-election to the board. She will remain on the Hot Topic, Inc. board until their annual meeting in June 2007. On February 14, 2007, The Men’s Wearhouse, Inc. announced that Ms. Mason had informed the company of her decision not to stand for reelection to the board. She will remain on The Men’s Wearhouse, Inc. board until their 2007 annual meeting.

On July 25, 2000, we entered into an employment agreement with Ms. Mason who joined the Company as President and Chief Executive Officer. The term of the employment agreement continues until Ms. Mason’s resignation, death or disability as defined (including any waiting or qualifying period) in the long-term disability insurance maintained by the Company for Ms. Mason or until the Board of Directors terminates Ms. Mason’s employment. The employment agreement provided for an annual base salary of $450,000 per year or such higher rate as the Compensation Committee of the Board of Directors may designate from time to time and an annual bonus of up to 50% of base salary. The amount of the bonus each year is based on the achievement of certain objectives, goals and other performance targets (as determined by the Compensation Committee and Ms. Mason) relative to the Company’s annual budget for such fiscal year. Ms. Mason was also granted, under the Company’s 1997 Plan, an initial stock option grant of 750,000 shares representing 50,000 incentive stock options and 700,000 non-qualified stock options (collectively, the “Options”) plus participation in our benefit plans and other fringe benefits. Ms. Mason’s initial stock options were granted on July 24, 2000 at an exercise price equal of $10.00 (the closing price of our Common Stock on such date) and vested ratably on a daily basis over five years from the date of grant.

Since the date of the employment agreement, per information found elsewhere in this Proxy Statement, the Compensation Committee has increased Ms. Mason’s base salary, established that her performance-based bonus will be based on the achievement of specified levels of improvement in earnings per share and granted her additional stock options.

If the employment agreement is terminated by us without “cause” or by Ms. Mason for “good reason,” Ms. Mason is entitled to receive for 18 months thereafter monthly severance payments equal to one-twelfth of the sum of (1) her base salary then in effect and (2) the most recent bonus for a full fiscal year received by Ms. Mason. Additionally, (i) the Options that are then vested will continue to be exercisable until the end of their term, (ii) of the Options which are not then vested, an amount equal to one more year’s vesting will vest and become exercisable upon such termination, and (iii) any other Options which are not then vested will vest and become exercisable immediately prior to any change in control (as defined in the 1997 Long-Term Equity Incentive Plan, as amended) which occurs within one year after the date of Ms. Mason’s termination and in which the holders of Common Stock receive cash, securities or other property having a value per share equal to or greater than 90% of the fair market value per share on the date of termination.

The employment agreement provides that Ms. Mason may not compete with the Company or solicit employees of the Company, or interfere with certain of the Company’s business relationships, during her employment with the Company and for 18 months after termination. Additionally, Ms. Mason is not allowed to disclose any confidential information related to the Company known to her prior to the date of the employment agreement or while employed by the Company concerning the business or affairs of the Company and its subsidiaries.

The following table shows the potential payments upon termination or change of control of the Company for Kathleen Mason, the Company’s President and Chief Executive Officer.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination	Change of Control Termination	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock options	$2,591,850	$2,591,850	$2,591,850	$2,591,850	$2,591,850	$2,591,850
Benefits & perquisites
Health & welfare benefits	$14,339	$14,339	$14,339	$14,339	$14,339	$14,339
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	$975,000	$975,000	—	—
Accrued vacation pay	$62,500	$62,500	$62,500	$62,500	$62,500	$62,500
Total	$2,668,689	$2,668,689	$3,643,689	$3,643,689	$2,668,689	$2,968,689

Elizabeth Schroeder

Ms.  Schroeder, 42, joined Tuesday Morning in July 2006 as Executive Vice President and Chief Financial Officer. From August 1998 to April 2005, Ms. Schroeder held positions of increasing responsibility as Wyndham International, Inc., an owner and operator of hotel properties, including Executive Vice President and Chief Financial Officer, Senior Vice President-Financial Reporting and Vice President-Financial Reporting. From 1993 to 1998, Ms. Schroeder was Corporate Controller for American General Hospitality, Inc., a hotel REIT and private hotel management company.

The Company entered into a letter agreement with Ms. Schroeder upon her employment on July 18, 2006. If Ms. Schroeder’s employment is terminated by the Company for any reason other than “cause” during the first 24 months of employment, Ms. Schroeder is entitled to receive for 12 months thereafter monthly severance payments equal to one-twelfth of her base salary then in effect plus the employer portion of benefits for a period of 12 months.

The following table shows the potential payments upon termination or change of control of the Company for Elizabeth Schroeder, the Company’s Executive Vice President and Chief Financial Officer.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination	Change of Control Termination	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock options	—	—	—	$480,000	—	—
Benefits & perquisites
Health & welfare benefits	—	—	$14,767	$14,767	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	$275,000	$275,000	—	—
Accrued vacation pay	$15,865	$15,865	$15,865	$15,865	$15,865	$15,865
Total	$15,865	$15,865	$305,632	$785,632	$15,865	$315,865

Michael Marchetti

Mr. Marchetti, 50, joined Tuesday Morning in February 2001 as Senior Vice President, Strategic Planning and was promoted to Executive Vice President, Operations in February 2002. In April 2003, Mr. Marchetti was promoted to Chief Operating Officer. From April 1999 to February 2001, Mr. Marchetti was a principal with MarCon Services, Inc., a service company that evaluates system development needs. He also served as Chief Financial Officer of CWT Specialty Stores, Inc., the parent company of Cherry & Webb specialty retail stores, from August 1996 to March 1999. In March 1999, CWT Specialty Stores, Inc. was sold to new owners, at which time Mr. Marchetti departed CWT Specialty Stores, Inc.

The following table shows the potential payments upon termination or change of control of the Company for Michael Marchetti, the Company’s Executive Vice President and Chief Operating Officer.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination	Change of Control Termination	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock options	$362,000	$362,000	$362,000	$362,000	$362,000	$362,000
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Accrued vacation pay	$28,077	$28,077	$28,077	$28,077	$28,077	$28,077
Total	$390,077	$390,077	$390,077	$390,077	$390,077	$690,077

Melinda Page

Ms. Page, 45, joined Tuesday Morning in September 1999 as Buyer and was promoted to Director of Merchandising Systems in December 2003. In June 2005, Ms. Page was promoted to Vice President, Planning and Allocation and was again promoted in April 2006 to Senior Vice President, General Merchandise Manager. From 1980 through August 1999, Ms. Page held various positions at TJMaxx, Marshall’s, Lechmere and Filene’s Basement.

The following table shows the potential payments upon termination or change of control of the Company for Melinda Page, the Company’s Senior Vice President and General Merchandise Manager.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination	Change of Control Termination	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock options	$19,448	$19,448	$19,448	$19,448	$19,448	$19,448
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Accrued vacation pay	$12,115	$12,115	$12,115	$12,115	$12,115	$12,115
Total	$31,563	$31,563	$31,563	$31,563	$31,563	$331,563

Ross Manning

Mr. Manning, 58, joined Tuesday Morning in June 2004 as Senior Vice President, General Merchandise Manager. From 2002 to 2004, Mr. Manning was a Managing Partner of Retail Experiences Consulting, Inc., an international marketing and retail consulting firm. From 1999 to 2002, he was President of Worldjunction.com, Inc., a pioneer Internet apparel retailer. For the period 1990 through 1998, he held several positions with Jaeger, including most recently Managing Director, Jaeger Worldwide, in London and previously, President of Jaeger North American Operations in New York.

The following table shows the potential payments upon termination or change of control of the Company for Ross Manning, the Company’s Senior Vice President and General Merchandise Manager.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination	Change of Control Termination	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock options	—	—	—	—	—	—
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Accrued vacation pay	$13,442	$13,442	$13,442	$13,442	$13,442	$13,442
Total	$13,442	$13,442	$13,442	$13,442	$13,442	$313,442

DIRECTOR COMPENSATION

The table below summarized the compensation paid by the Company to non-employee Directors for the year ended December 31, 2006.

Name (a)(1)	Fees Earned or Paid in Cash($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)(2)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non qualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Giles H. Bateman(3)	$50,000	—	$54,130	—		—	$104,130
Benjamin D. Chereskin	$30,000	—	—	—		—	$30,000
Henry F. Frigon	$30,000	—	$2,350	—		—	$32,350
William J. Hunckler, III	$30,000	—	—	—		—	$30,000
Bruce A. Quinnell(4)	—	—	$1,204	—		—	$1,204
Robin P. Selati	$30,000	—	—	—		—	$30,000

(1)          Kathleen Mason, the Company’s President and Chief Executive Officer is not included in this table as she is an employee of the Company.

(2)          The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 7 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007. As of December 31, 2006, each Director has the following number of options outstanding:  Giles H. Bateman: 13,326; Henry F. Frigon: 21,822; and Bruce A. Quinnell: 20,000.

(3)          Giles H. Bateman resigned from the Board effective December 8, 2006. Upon Mr. Bateman’s resignation from the Board, his 1,674 unvested options were cancelled. Mr. Bateman has 90 days from his date of resignation to exercise his 13,326 vested options.

(4)          Bruce A. Quinnell joined the Board effective December 14, 2006 to fill the vacancy made available by the resignation of Mr. Bateman. Mr. Quinnell did not receive any cash compensation for his services in 2006. Upon his appointment to the Board, Mr. Quinnell was granted 20,000 options with a grant date fair value of $103,444 calculated in accordance with FAS 123R.

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board.  For the fiscal year ended December 31, 2006, Directors who were not executive officers received an annual cash retainer of $30,000. The Chairman of the Audit Committee received additional compensation of $20,000 annually for the performance of his additional duties. Cash payments were made on a quarterly basis at the beginning of each quarter. Directors who are employees of the Company receive no compensation for their service as directors.

Directors also receive reimbursement for their out-of-pocket expenses incurred in attending Board and committee meetings and the standard 20% discount on merchandise purchases provided to all of our employees.

Newly elected Directors receive an initial grant of 15,000 to 20,000 options to purchase shares of the Company’s Common Stock priced at the fair market value on the date of the grant at the time they join the board. Periodically, the Board of Directors may approve additional grants of stock options for long-term service and other discretionary criteria. Directors who are executive officers do not receive any additional remuneration for serving as a director. Until an option is exercised, shares subject to options cannot be voted nor do they receive dividends or dividend equivalents. Options received by Directors vest daily over four years.

Effective April 1, 2007, each non-employee Director will receive the following compensation (“New Director Compensation”):

	Board Fees	Audit Committee Fees	Compensation Committee Fees
Annual retainer	$30,000	—	—
Chairman fee	$30,000	$20,000	$10,000
In-person meeting fee	$2,500	$1,500	$1,000
Telephonic meeting fee	$1,000	$750	$500
Restricted stock—value(1)	$25,000 - 50,000	—	—

(1)          Restricted stock issuance does not apply to Mr. Chereskin or Mr. Selati who are current Managing Directors of Madison Dearborn Partners, LLC. One-time restricted stock grant to be issued on April 1, 2007 valued at $50,000 (based on the fair market value on the date of grant as defined in the 1997 Plan and the 2004 Plan) for Mr. Frigon and $25,000 (based on the fair market value on the date of grant as defined in the 1997 Plan and the 2004 Plan) for Mr. Quinnell and Mr. Hunckler. The restricted stock grants will vest in six month on October 1, 2007. For fiscal years beginning after June 30, 2007, annual restricted stock grants to be issued to Messrs. Hunckler, Quinnell and Frigon valued at $50,000 (based on the fair market value on the date of grant as defined in the 1997 Plan and the 2004 Plan) and will vest one year after date of grant.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Tuesday Morning Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management which included a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Tuesday Morning Corporation’s accounting principles. The Committee also reviewed with the independent registered public accounting firm other matters as are required to be discussed concerning Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). In addition, the Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Committee meets with the Company’s Director of Internal Audit and Chief Financial Officer to discuss the overall scope and results of projects, including evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Committee and the Board also recommend the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2007.

As Members of the Audit Committee
Bruce A. Quinnell, Chairman
Henry F. Frigon
William J. Hunckler, III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee will apply the standards of Rule 404(a) of Regulation S-K when evaluating certain relationships and related transactions. The Audit Committee will review all related party transactions for potential conflict of interest situations on an ongoing basis and approve all such transactions. Since January 1, 2006, there have been no related party transactions requiring disclosure.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our Common Stock to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the “Commission”). Specific due dates have been established for these reports, and we are required to disclose in this proxy statement any failure to file by these dates. The Commission’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on our review of these reports and on written representations from the reporting persons that no Form 5 was required, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2006.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 20, 2007 by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Common Stock outstanding on the Record Date, (2) each of our directors, (3) each of our executive officers named above in the Summary Compensation Table, and (4) all of our directors and executive officers as a group.  Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company. The Company has determined beneficial ownership in accordance with the rules of the Commission. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On the Record Date, there were 41,432,159 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name	Number	Percent
Madison Dearborn Capital Partners II, LP.(1)	11,388,526	27.5%
Three First National Plaza, Suite 3800
Chicago, IL 60602
FMR Corp.(2)	5,090,174	12.3%
82 Devonshire Street
Boston, MA 02109
Franklin Resources, Inc.(3)	2,304,479	5.6%
One Franklin Parkway
San Mateo, CA 94403
Kathleen Mason(4)	961,405	2.3%
Elizabeth A. Schroeder(5)	24,948	*
Michael J. Marchetti(5)	180,943	*
Melinda Page(5)	34,093	*
Ross E. Manning(5)	58,858	*
Benjamin D. Chereskin(6)	11,388,526	27.5%
Robin P. Selati(6)	11,388,526	27.5%
William J. Hunckler, III	—	*
Henry F. Frigon(7)	23,822	*
Bruce A. Quinnell(5)	2,135	*
All Directors and executive officers as a group (10 persons)(8)	12,674,730	29.7%

*                    Denotes ownership of less than 1.0%.

(1)          Based on information set forth in Amendment No. 3 to Schedule 13G, filed February 14, 2006 (the “MD Schedule 13G”) filed with the Commission jointly by Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership (“MDCP II”), Madison Dearborn Partners II, L.P., a Delaware limited partnership (“MDP II”) and Madison Dearborn Partners, Inc., a Delaware corporation (“MDP Inc.”). The MD Schedule 13G indicates that MDCP II directly owns 11,388,526 shares of Common Stock. Dispositive and voting power of securities owned by MDCP II is shared with its general partner, MDP II, by an advisory committee of limited partners of MDP II, and by the general partner of MDP II, MDP Inc. MDP II and MDP Inc. may be deemed to have shared voting and dispositive power with respect to the 11,388,526 shares of Common Stock beneficially owned by MDCP II.

(2)          As reported on Schedule 13G filed with the Commission on January 10, 2007 by FMR Corp. (the “FMR Schedule 13G”). According to the FMR Schedule 13G, Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 5,090,174 shares as a result of acting as investment advisor to various investment companies; FMR Corp. and Edward C. Johnson, III, through its control of Fidelity, have sole dispositive power over 5,090,174 shares and sole power to vote or to direct the vote of 81,019 shares; Fidelity has no voting power over 5,009,155 shares; however, family members of Edward C. Johnson, III are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp. representing 49% of the voting power of FMR Corp. and accordingly members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

(3)          As reported on Schedule 13G, Amendment No. 5, filed February 6, 2007 (the “Franklin Schedule 13G”) filed with the Commission by Franklin Resource, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Advisers, Inc. and Franklin Advisory Services, LLC. The Franklin Schedule 13G indicates that the securities reported in the Franklin Schedule 13G are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each an “Investment Management Subsidiary” and collectively, the “Investment Management Subsidiaries”) of FRI, including Franklin Advisers, Inc., Franklin Templeton Portfolio Advisors, Inc. and Franklin Advisory Services, LLC. Investment management contracts grant to the Investment Management Subsidiaries all investment and/or voting power over the securities owned by such investment management clients. Franklin Advisers Services, LLC has sole voting power as to 2,279,300 shares of Common Stock and sole dispositive power as to 2,304,300 shares of Common Stock. Franklin Templeton Portfolio Advisors, Inc has sole voting and dispositive power as to 179 shares of Common Stock. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries disclaim any pecuniary interest or beneficial ownership in any of the securities covered by the Franklin Schedule 13G.

(4)          Includes 928,405 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of March 20, 2007.

(5)          Represents shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of March 20, 2007.

(6)          All of the shares indicated are held of record by MDCP II. Messrs. Chereskin and Selati are managing directors of MDP Inc., the general partner of MDP II, which in turn is the general partner of MDCP II, and therefore may be deemed to beneficially own the shares owned by MDCP II. Messrs. Chereskin and Selati disclaim beneficial ownership of such shares. The address of each of Messrs. Chereskin and Selati is Three First National Plaza, Suite 3800, Chicago, Illinois 60602.

(7)          Represents 21,822 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of March 20, 2007.

(8)          Includes 1,250,685 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of March 20, 2007 and all of the shares of Common Stock held by MDCP II. See footnote 6 above.

STOCKHOLDERS’ PROPOSALS

Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company’s management will have discretionary authority to vote on any matter of which the Company does not receive notice of between November 18, 2007 and March 17, 2008, with respect to proxies submitted for the 2008 Annual Meeting of the Company’s Stockholders. To be included in the Board of Directors’ solicitation of proxies relating to the 2008 Annual Meeting of the Company’s Stockholders, a stockholder proposal must be received at our principal executive offices, no later than December 14, 2007. Pursuant to the Company’s Amended and Restated By-laws (Effective as of December 14, 2006), in order to nominate persons for election to the Board of Directors at the 2008 Annual Meeting of the Company’s Stockholders, a stockholder must deliver notice, in the form specified in the Company’s Amended and Restated By-laws (Effective as of December 14, 2006), to the secretary of the Company no later than February 16, 2008.

We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the year ended December 31, 2006. The Audit Committee has selected Ernst & Young as the independent registered public accounting firm for the year ending December 31, 2007, and is soliciting the ratification of the Company’s stockholders at the board meeting scheduled for May 16, 2007.

During 2006 and 2005, there were no disagreements with Ernst & Young with regard to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and may make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, including the audit of management’s assessment of internal control over financial reporting, for the fiscal year ended December 31, 2006 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the three quarters of 2006 were $520,000.  For the audit of the Company’s annual financial statements, including the audit of management’s assessment of internal control over financial reporting, for the fiscal year ended December 31, 2005 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the three quarters of 2005, and the services rendered in connection with the Prospectus Supplement were $490,000.

Audit-Related Fees

The aggregate fees billed by Ernst & Young for audit-related services rendered for 2006 and 2005, respectively, were $31,310 and $10,500. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services primarily include consultations concerning financial accounting and reporting.

Tax Fees

The aggregate fees billed by Ernst & Young for tax-related services rendered for 2006 and 2005, respectively, were $20,000 and $21,000. Tax fees consist of fees billed for tax services that are unrelated to the audit of our consolidated financial statements and include assistance regarding federal, state and local tax compliance, approved tax planning and other tax advice.

All Other Fees

Miscellaneous amounts paid for access to accounting and auditing updates for 2006 and 2005 were $3,789 and $6,495, respectively.

The Audit Committee has considered whether the provision of the services by Ernst and Young, as described above in “All Other Fees,” is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit fees, audit-related fees, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

Since May 6, 2003, the effective date of the Commission’s rule requiring pre-approval of audit and non-audit services, 100% of the audit fees, audit-related fees, tax fees and all other fees identified above were approved in accordance with Tuesday Morning’s policy. In 2006 and 2005, there were no fees paid to Ernst & Young under a de minimis exception to the rules that waive pre-approval for certain non-audit services.

SOLICITATION OF PROXIES

The accompanying proxy is being solicited on behalf of our Board of Directors. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by us. In addition to the use of the mail, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

TUESDAY MORNING CORPORATION

Elizabeth A. Schroeder
Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Proposal No. 1 and Proposal No. 2.

1. Election of Directors Nominees: 01 Benjamin D. Chereskin 02 Kathleen Mason	FOR all nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm until the next annual meeting of stockholders.	FOR	AGAINST	ABSTAIN
03 William J. Hunckler, III 04 Robin P. Selati 05 Henry F. Frigon 06 Bruce A. Quinnell

WITHHELD FOR: (Write that nominee’s name on the space provided below.)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

OR
INTERNET http://www.proxyvoting.com/tues		TELEPHONE 1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Tuesday Morning Corporation

The undersigned hereby appoints Benjamin D. Chereskin, Kathleen Mason and Elizabeth Schroeder, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent and vote, as designated on the other side, all the shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Tuesday Morning Corporation to be held May 16, 2007 or any adjournment or postponement thereof, on all matters coming before said meeting. Receipt of the proxy statement dated April 12, 2007 is acknowledged.

You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR Proposal 1 and FOR Proposal 2. The Proxies cannot vote your shares unless you sign and return this card, grant your proxy through the internet or grant your proxy by telephone in accordance with the instructions on the reverse side. Any Proxy may be revoked in writing at any time prior to the voting thereof.

Any Proxy, when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your

Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional stockholder votes.

SEE REVERSE SIDE
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

PLEASE VOTE